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                                     WAIVER

         THIS WAIVER dated as of October 4, 1995 applies to the Agreement and Plan of Reorganization among Firstar Corporation ("Firstar"), Firstar Corporation of Iowa ("FCI") and Harvest Financial Corp. ("Harvest") dated
July 24, 1995, as amended and restated (the "Merger Agreement") and the related Plan of Merger as amended and restated. All capitalized terms not defined herein shall have the meanings defined in the Merger Agreement.

         WHEREAS, under Section 2.05 of the Merger Agreement, Firstar has the right to adjust the Exchange Ratio for certain Remediation Costs in excess of $150,000;

         WHEREAS, Firstar does not expect such Remediation Costs to exceed $150,000;

         WHEREAS, under Section 8.02(k) of the Merger Agreement, it is a condition to Firstar's and FCI's obligation to effect the Merger that the Remediation Actions shall have been completed; and

         WHEREAS, Firstar and FCI are willing to waive such condition;

         NOW, THEREFORE, the undersigned parties hereby agree as follows:

         1.) Firstar and FCI hereby waive any right to adjust the Exchange Ratio pursuant to Section 2.05 of the Merger Agreement.

         2.) Firstar and FCI hereby waive satisfaction of the condition set forth in Section 8.02(k) of the Merger Agreement.

         3.) This Waiver may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                              FIRSTAR CORPORATION

Attest: /s/ John A. Kielich                    By:    /s/ Jon H. Stowe
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Title:   First Vice President                  Title: Executive Vice President
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                          FIRSTAR CORPORATION OF IOWA

Attest:   /s/ Joan M. Fagan                    By:     John A. Kielich
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Title:   Assistant Secretary                   Title:  Vice President
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Agreed and Accepted:

HARVEST FINANCIAL CORP.

By:    /s/ Samuel H. Deaver
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Title: President
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